SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2005 (February 18, 2005)

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)

1745 Technology Drive
San Jose, CA 95110
(Address, including zip code, of principal executive offices)

(408) 333-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     (a) On February 18, 2005, Brocade Communications Systems, Inc. (the “Company”) agreed to terms of an employment agreement with Gregory L. Reyes in which Mr. Reyes will serve as a consultant to the Chief Executive Officer of the Company and the Board of Directors of the Company. The terms, which are to be memorialized in a definitive employment agreement, are attached as exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) In connection with agreement to the terms of the employment agreement referred to above, on February 18, 2005 Mr. Reyes agreed he would not stand for re-election at the Company’s next annual meeting.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

     10.1 Terms of Employment Agreement with Gregory L. Reyes

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: February 21, 2005	By:	/s/ Antonio Canova
Antonio Canova
Vice President, Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Terms of Employment Agreement with Gregory L. Reyes